UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Kona Grill, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KONA GRILL, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 4, 2006

The Annual Meeting of Stockholders of Kona Grill, Inc., a Delaware corporation, will be held at 2:00 p.m., on Thursday, May 4, 2006, at the offices of Greenberg Traurig, LLP, 2375 East Camelback Road, Suite 700, Phoenix, Arizona, for the following purposes:

1. To elect one Class I director to serve for a three-year term expiring in 2009.

2. To approve an amendment to our certificate of incorporation to decrease the number of authorized shares of common stock from 40,000,000 to 15,000,000, and to decrease the number of authorized shares of preferred stock from 20,000,000 to 2,000,000.

3. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2006.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 20, 2006 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting and vote in person. To assure your representation at the meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may vote in person at the meeting even if you have previously returned a proxy.

Sincerely,

Mark S. Robinow
Executive Vice President, Chief Financial Officer, and Secretary
Scottsdale, Arizona
March 19, 2006

VOTING AND OTHER MATTERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
APPENDIX B

KONA GRILL, INC.
7150 East Camelback Road, Suite 220
Scottsdale, Arizona 85251

PROXY STATEMENT

VOTING AND OTHER MATTERS

General

The enclosed proxy is solicited on behalf of Kona Grill, Inc., a Delaware corporation, by our Board of Directors for use at our Annual Meeting of Stockholders to be held at 2:00 p.m. on Thursday, May 4, 2006, or at any adjournment thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The meeting will be held at the offices of Greenberg Traurig, LLP, at 2375 East Camelback Road, Suite 700, Phoenix, Arizona.

These proxy solicitation materials were first mailed on or about April 4, 2006 to all stockholders entitled to vote at the meeting.

Voting Securities and Voting Rights

Stockholders of record at the close of business on March 20, 2006, are entitled to notice of and to vote at the meeting. On the record date, there were issued and outstanding 5,791,578 shares of our common stock. Each holder of common stock voting at the meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the meeting.

The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, a plurality of the votes properly cast in person or by proxy will be required to elect the director; and the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote is required (1) to approve the amendment to our certificate of incorporation, and (2) to ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2006.

Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

Voting of Proxies

When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (1) “for” the election of the nominee set forth in this proxy statement, (2) “for” the approval of the amendment to our certificate of incorporation, and (3) “for” the ratification of the appointment of Ernst & Young LLP as our independent auditor for the fiscal year ending December 31, 2006.

Revocability of Proxies

Any person giving a proxy may revoke the proxy at any time before its use by delivering to us either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.

Annual Report and Other Matters

Our 2005 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

We will provide, without charge, additional copies of our Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the SEC to each stockholder of record as of the record date that requests a copy in writing. Any exhibits listed in the Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibit. Any such requests should be directed to our company’s secretary at our executive offices set forth in this proxy statement.

ELECTION OF DIRECTORS

Nominees

Our certificate of incorporation and bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. Our certificate of incorporation and bylaws provide for a Board of Directors consisting of three classes, with one class standing for election each year for a three-year staggered term. Mr. Marcus Jundt currently serves as our Class I director whose term of office will expire at the annual meeting. Our Board of Directors has nominated Mr. Marcus Jundt for election as our Class I director for a three-year term expiring in 2009. In the event that Mr. Jundt is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. It is not expected that Mr. Jundt will be unable or will decline to serve as a director.

The Board of Directors recommends a vote “for” the nominee named herein.

The following table sets forth certain information regarding our directors:

Name	Age	Position

Marcus E. Jundt	40	Chairman of the Board, and Interim President and Chief Executive Officer
Frank B. Bennett(1)(2)(3)	49	Director
Richard J. Hauser	43	Director
Douglas G. Hipskind	37	Director
W. Kirk Patterson(1)(2)(3)	48	Director
Anthony L. Winczewski(1)(2)(3)	49	Director
Mark L. Bartholomay(1)(2)	46	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

Marcus E. Jundt has served as our interim President and Chief Executive Officer since January 2006, as Chairman of the Board since March 2004, and as a director of our company since September 2000. Mr. Jundt serves as Vice Chairman and Portfolio Manager of the investment advisory firm of Jundt Associates, Inc. and has served in this capacity since 1992. From November 1988 to March 1992, Mr. Jundt served as a research analyst for Victoria Investors covering the technology, health care, financial services, and consumer industries. From July 1987 until October 1988, Mr. Jundt served in various capacities on the floor of the Chicago Mercantile Exchange with Cargill Investor Services. Mr. Jundt also serves as a director of Minnetonka Capital Investment, a private company.

Frank B. Bennett has served as a director of our company since January 2005. Mr. Bennett has served as President of Artesian Management, Inc. since April 1994, which manages Artesian Capital, a private equity investment firm based in Minneapolis. Mr. Bennett served as President of Artesian Capital Management, Inc. from 1989 until April 1994. Prior to founding Artesian Capital, Mr. Bennett served as a Vice President of Corporate Finance of Piper Jaffray & Hopwood and a Vice President of Piper Jaffray Ventures, Inc. Mr. Bennett currently serves as a director of Northbridge Financial Corporation and as a director and audit committee member of Fairfax Financial Holdings Limited, Odyssey Re Holdings Corp., Multiband Corporation, and Crum & Forster Holdings Corp.

Richard J. Hauser has served as a director of our company since December 2004. Mr. Hauser serves as the President and owner of Capital Real Estate, Inc., a commercial real estate development company based in Minneapolis, Minnesota, which he founded in 2001. In addition, Mr. Hauser is the Manager and owner of Net Lease Development, LLC, which is a controlled operating company under Capital Real Estate, Inc. Prior to founding Capital Real Estate, Inc. and Net Lease Development, LLC, Mr. Hauser served as a partner with Reliance Development Company, LLC from 1992 to 2001, where he was responsible for the management, development, and sale of retail properties.

Douglas G. Hipskind has served as a director of our company since November 2003. Mr. Hipskind has served as a Principal and Chief Operating Officer of Vail Development, LLC, a hotel development company which is designing and developing the Four Seasons Resort in Vail, Colorado, since June 2004. Mr. Hipskind also serves as a Managing Director of Jundt Associates, Inc., where from January 2001 to June 2004, he was responsible for marketing the firm’s public and private investment products. From August 1999 to January 2001 he served as Controller of Jundt Associates, Inc. From December 1993 to August 1999, Mr. Hipskind served in the Financial Services practice of KPMG LLP, where he was responsible for tax and consulting matters for his mutual fund and investment partnership clients. Mr. Hipskind is a certified public accountant.

W. Kirk Patterson has served as a director of our company since January 2005. Mr. Patterson has served as Vice President and Chief Financial Officer of Staktek Holdings, Inc., a provider of high-density memory solutions, since November 2003. From July 2003 to November 2003, Mr. Patterson served as Acting Chief Financial Officer, Vice President of Finance, and Corporate Controller of Cirrus Logic, Inc., a developer of mixed-signal integrated circuits. From February 2000 to November 2003, he served in a variety of roles at Cirrus Logic, including Vice President of Finance and Corporate Controller, Treasurer, and Director of Financial Planning and Analysis. From November 1999 to February 2000, Mr. Patterson served as Regional Manager of Accounting Services of PricewaterhouseCoopers LLP, a public accounting firm. From June 1980 to November 1999, Mr. Patterson served in several positions with BP Amoco Corporation, a provider of energy and petrochemicals, most recently as Manager, Planning and Economics, for the Amoco Energy Group North America.

Anthony L. Winczewski has served as a director of our company since April 2005. Mr. Winczewski has served as President and Chief Executive Officer of Commercial Partners Title, LLC, a midwestern title insurance agency engaged in providing commercial, residential, and tax deferred exchange solutions since January 1995. Prior to forming Commercial Partners in 1995, Mr. Winczewski served as a manager and sales officer for Chicago Title Insurance Company from May 1984 until January 1995. Mr. Winczewski served as a Vice President and Principal of Winona County Abstract and Title, Inc. from July 1975 until May 1984, and as a paralegal for Title Insurance Company of Minnesota from June 1974 until July 1975.

Mark L. Bartholomay has served as a director of our company since January 2006. Since July 2005, Mr. Bartholomay has served as President and Founder of GBG Consulting, LLC, a private consulting firm. From July 2000 to June 2005, he served as Vice President of Business Development at Famous Dave’s of America, Inc., a

publicly traded owner, operator, and franchisor of restaurants. Prior to that, Mr. Bartholomay served as Senior Vice President of International Development and Operations at Rainforest Cafe, Inc., a publicly traded restaurant company.

There are no family relationships among any of our directors or executive officers.

Classification of our Board of Directors

Our certificate of incorporation provides for a Board of Directors consisting of three classes serving three-year staggered terms. Mr. Marcus E. Jundt serves as our Class I director, with the term of office of the Class I directors expiring at the annual meeting of stockholders in 2006. The Class II directors consist of Messrs. Mark L. Bartholomay, Anthony L. Winczewski, and Douglas G. Hipskind, with the term of office of the Class II directors expiring at the annual meeting of stockholders in 2007. Class III directors consist of Richard J. Hauser, W. Kirk Patterson, and Frank B. Bennett, with the term of office of Class III directors expiring at the annual meeting of stockholders in 2008. Officers serve at the pleasure of the Board of Directors.

Information Relating to Corporate Governance and the Board of Directors

Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Bartholomay, Bennett, Patterson, and Winczewski are independent directors, as “independence” is defined by NASDAQ and the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment.

Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating Committee, each consisting entirely of independent directors.

Our Board of Directors has adopted charters for the Audit, Compensation, and Nominating Committees describing the authority and responsibilities delegated to each committee by our Board of Directors. Our Board of Directors has also adopted a Code of Business Conduct and Ethics, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.konagrill.com, the charters of our Audit, Compensation, and Nominating Committees; our Code of Business Conduct and Ethics, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or NASDAQ National Market regulations. In addition, the charter of the Audit Committee as currently in effect is attached as Appendix A to this proxy statement. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our executive offices set forth in this proxy statement.

We regularly schedule executive sessions at which independent directors meet without the presence or participation of management. The presiding director of such executive session rotates among the Chairs of the Audit Committee, Compensation Committee, and the Nominating Committee.

Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including our independent directors and the members of our various board committees, by submitting a letter addressed to the Board of Directors of Kona Grill, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

The Audit Committee

The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the Audit Committee are set forth in its charter. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.

The Audit Committee currently consists of Messrs. Bennett, Bartholomay, Patterson, and Winczewski, each of whom is an independent director of our company under the NASDAQ rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that each of Messrs. Bartholomay, Bennett, and Patterson (whose backgrounds are detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Bennett serves as the Chairman of the Audit Committee.

The Compensation Committee

The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee currently consists of Messrs. Patterson, Bennett, Bartholomay, and Winczewski, with Mr. Patterson serving as Chairman.

The Nominating Committee

The purposes of the Nominating Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. The Nominating Committee currently consists of Messrs. Winczewski, Bennett, and Patterson, with Mr. Winczewski serving as Chairman.

The Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominating Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors. As discussed above, the members of the Nominating Committee are independent, as that term is defined by NASDAQ.

Board and Committee Meetings

Our Board of Directors held a total of five meetings during the fiscal year ended December 31, 2005. During the fiscal year ended December 31, 2005, the Audit Committee held two meetings, the Compensation Committee held one meeting, and the Nominating Committee held no meetings. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board of Directors, and (ii) the total number of meetings held by all Committees of our Board of Directors on which he was a member. Except for Mr. Jundt, none of our directors attended our 2005 annual meeting of stockholders. We have adopted a policy encouraging our directors to attend our annual meetings of stockholders. Accordingly, and to the extent reasonably practicable, in the future we will regularly schedule a meeting of the Board of Directors on the same day as the annual meeting of stockholders.

Director Compensation and Other Information

We grant annually to each independent director options to purchase 10,000 shares of our common stock. In addition, we grant annually options to purchase an additional 5,000 shares of common stock to the Chairman of the Audit Committee. In addition to the grant of stock options, independent directors receive an annual retainer of $10,000, and the Chairman of the Audit Committee receives an additional $5,000. Non-employee directors also are eligible to receive grants of stock options or awards pursuant to the discretion of the Compensation Committee or the entire Board of Directors. We will also reimburse each non-employee director for travel and related expenses incurred in connection with attendance at board and committee meetings. Employees who also serve as directors will receive no additional compensation for their services as a director.

During January 2005, in consideration for his service as Chairman of the Board of Directors, we granted to Mr. Jundt options to purchase 20,000 shares of common stock at an exercise price of $6.00 per share.

EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

The following table sets forth, for the periods indicated, the total compensation for services in all capacities to us for the fiscal years ended December 31, 2005, 2004, and 2003 received by our Chief Executive Officer and our two other executive officers whose aggregate compensation exceeded $100,000 during the fiscal year ended December 31, 2005.

Summary Compensation Table

				Long-Term Compensation
				Awards
				Restricted		Securities
	Annual Compensation (1)			Stock		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Awards		Options	Compensation

C. Donald Dempsey	2005	$315,000	$157,500	—		—	$—
Former President and Chief	2004	$175,549	$89,600	—		177,722	$—
Executive Officer (2)
Jason J. Merritt	2005	$250,000	$100,000	—		—	$—
Executive Vice President	2004	$193,131	$135,000	—		—	$—
and Chief Operating	2003	$101,717	—	$48,000	(3)	60,000	$11,192
Officer
Mark S. Robinow	2005	$225,000	$90,000	—		—	$—
Executive Vice President,	2004	$43,269	$22,500	—		71,089	$—
Chief Financial Officer, and
Secretary (4)

(l)	Certain executive officers also received certain perquisites, the value of which did not exceed 10% of the annual salary and bonus.

(2)	Mr. Dempsey became our President and Chief Executive Officer effective May 1, 2004 and resigned as our President and Chief Executive Officer effective January 31, 2006.

(3)	Represents a grant of restricted common stock to Mr. Merritt as of December 1, 2003. Fair market value at December 1, 2003 was based on the fair market value of our common stock on such date of $6.00 per share. As of December 31, 2005, Mr. Merritt held 8,000 of such shares that were the subject of the award. At December 31, 2005, the value of the shares was $68,000 based on $8.50 per share, which was the closing price of our common stock on December 30, 2005.

(4)	Mr. Robinow became our Executive Vice President, Chief Financial Officer, and Secretary effective October 18, 2004.

Option Grants

During fiscal 2005, we did not grant any stock options to any of the individuals listed on the Summary Compensation Table above.

Option Values and Holdings

The following table sets forth the number and value of stock options exercised in fiscal 2005 by the executive officers and former executive officer listed and the number and value of each such officer’s unexercised options as of December 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of
			Securities Underlying		Values of Unexercised
	Shares		Unexercised Options		In-the Money Options
	Acquired	Value	at Fiscal Year-End		At Fiscal Year-End (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

C. Donald Dempsey	—	—	177,722	—	$622,027	—
Jason J. Merritt	10,000	$32,400	85,000	—	$185,000	—
Mark S. Robinow	—	—	71,089	—	$248,812	—

(1)	Calculated based on $8.50, which was the closing price of our common stock as quoted on the NASDAQ National Market on December 30, 2005, multiplied by the number of applicable shares in-the-money less the total exercise price.

Employment and Separation Agreements

C. Donald Dempsey

Effective May 1, 2004, we entered into an employment agreement with Mr. Dempsey to serve as our President and Chief Executive Officer. The agreement provided for Mr. Dempsey to receive a base salary of $250,000 per annum, which increased by 20% per annum during the second and third years of employment. During October 2005, the Board increased Mr. Dempsey’s salary to $360,000 per annum. Effective January 31, 2006, Mr. Dempsey resigned as our President and Chief Executive Officer and as a member of our Board of Directors, and entered into a separation agreement with us on January 31, 2006. Pursuant to the separation agreement, we agreed to pay Mr. Dempsey his base salary through April 30, 2006, and an aggregate amount of $360,000, to be paid in accordance with our ordinary payroll practices between May 1, 2006 and April 30, 2007. We will also provide Mr. Dempsey and his eligible dependents medical insurance benefits for a period of up to 18 months after May 1, 2006 or until the date on which Mr. Dempsey obtains employment with a new employer that offers comparable medical coverage. In addition, the separation agreement provides that Mr. Dempsey must exercise all of his stock options no later than May 1, 2006, in accordance with our stock option plans. During February 2006, Mr. Dempsey effected a net exercise of his options and received 85,158 shares of common stock.

Jason J. Merritt

Effective October 1, 2003, we entered into an employment agreement with Mr. Merritt to serve as our Chief Operating Officer. The agreement has an initial five-year term that expires October 1, 2008. The agreement provides for Mr. Merritt to receive an annual base salary of $175,000, which is to be reviewed annually by the Board and which increased to $250,000 effective October 1, 2004. Thereafter, Mr. Merritt’s base salary will not be reduced. During October 2003, we granted to Mr. Merritt 8,000 shares of our common stock and options to purchase an additional 60,000 shares of our common stock at an exercise price per share of $6.00.

The employment agreement provides for Mr. Merritt to receive his fixed compensation, accrued vacation, and a pro rata portion of his bonus earned for the applicable fiscal year through the date of termination of his employment by reason of death or as a result of termination of employment by us for “cause,” or by Mr. Merritt without “good reason,” each as defined in the agreement. If we terminate the employment of Mr. Merritt by reason of disability, the agreement provides for the payment of fixed compensation, accrued vacation, pro rata bonus through the date of termination of employment, as well as a severance payment equal to nine months’ of Mr. Merritt’s base salary then in effect. If we terminate Mr. Merritt’s employment without “cause,” if we do not renew the agreement at the end of any term, or if he terminates his employment for “good reason,” as defined in the agreement, we will pay Mr. Merritt his fixed compensation, accrued vacation, pro rata bonus through the date of termination, and we will continue to pay to Mr. Merritt his base salary for a 12-month period following the date of termination. In addition, during the severance period, Mr. Merritt will be entitled to receive all medical, dental, life insurance, and other benefits otherwise available to him during his employment. If we terminate Mr. Merritt’s employment without cause, any stock options held by Mr. Merritt will continue to vest through the end of the severance period.

In the event of a “change of control” of our company, as defined in the agreement, the successor to our business will be required to notify us or Mr. Merritt within five days prior to the effective date of the “change of control” whether or not the successor will assume and agree to perform our obligations under the agreement. In the event that such successor does not so notify us or Mr. Merritt, the change of control will be deemed a termination of Mr. Merritt’s employment under the agreement without “cause,” and the severance provisions described above will apply. In the event the successor company agrees to assume the employment agreement, then Mr. Merritt may terminate his employment by providing 30 days’ written notice at any time following the one-year anniversary of the effective date of the change of control. Upon such termination following the one-year anniversary of the change of control, Mr. Merritt will be entitled to receive the severance benefits described above as if his employment was terminated by us without “cause.”

Mark S. Robinow

Effective October 15, 2004, we entered into an employment agreement with Mr. Robinow to serve as our Vice President and Chief Financial Officer. The agreement provides for Mr. Robinow to receive an annual base salary of $225,000. During October 2004, we granted to Mr. Robinow options to purchase 71,089 shares of our common stock at an exercise price per share of $5.00. Mr. Robinow is entitled to receive all benefits, including health insurance, as offered to our other senior executive officers.

If we terminate Mr. Robinow’s employment without cause, or if he terminates his employment for good reason, we will pay Mr. Robinow his fixed compensation and pro rata bonus through the date of termination of his employment, as well as a severance payment equal to 12 months’ of Mr. Robinow’s base salary then in effect, in addition, the stock options that would have vested during the year in which such termination without cause occurs will vest and become exercisable. If we terminate Mr. Robinow’s employment with cause, Mr. Robinow will receive his fixed compensation through the date of termination.

Management Bonus Program

During January 2005, we approved a management bonus program pursuant to which each of Messrs. Merritt and Robinow are each eligible to receive 40% of his respective base salary upon successfully achieving certain specified goals. Prior to his resignation in January 2006, Mr. Dempsey was eligible to receive 50% of his base salary pursuant to the management bonus program. During January 2006, we paid Messrs. Dempsey, Merritt, and Robinow bonuses in the amount of $157,500, $100,000, and $90,000, respectively, in connection with their performance during fiscal 2005.

2002 Stock Plan

During November 2002, our Board of Directors adopted and the stockholders approved the Kona Grill, Inc. 2002 Stock Plan. During January 2005, our Board of Directors adopted, and our stockholders approved, an amendment to the 2002 Plan. The 2002 Plan provides for the grant of incentive and nonqualified stock options to acquire our common stock, the direct grant of common stock or restricted stock units, the grant of stock appreciation rights, or SARs, and the grant of other cash awards to key personnel, directors, advisors, consultants, and others providing valuable services to our company. The purpose of the 2002 Plan is to promote the interests of our company and our stockholders by providing such individuals with an opportunity to acquire a proprietary interest in our company and receive competitive performance-related incentives so as to develop a stronger incentive to put forth maximum effort for the continued success and growth of our company. We believe that the 2002 Plan represents an important factor in attracting and retaining qualified personnel. Upon approval by our stockholders of our 2005 Plan described below, we discontinued grants of awards under our 2002 Plan.

Awards or portions of awards that terminate, expire, or are otherwise forfeited will again be available for further awards under the 2005 Plan. As of March 20, 2006, options to purchase approximately 298,157 shares of common stock were outstanding under the 2002 Plan, 97,358 shares of common stock had been issued upon exercise of options granted under the 2002 Plan, and there were no shares of common stock remaining available for grant under the 2002 Plan.

The power to administer the 2002 Plan rests exclusively with our Board of Directors or a committee consisting of two or more non-employee directors who are appointed by the Board of Directors. The committee has the power to determine the timing and recipients of awards, the form and amount of each award, and the terms and conditions for the grant or exercise. The committee may delegate its authority under the 2002 Plan to one or more officers of our company for purposes of granting and administering awards to persons other than executive officers. The Board of Directors determines the granting of awards, and the terms, conditions, and eligibility of such awards with respect to non-employee directors.

In the event of a fundamental change of our company, which means a merger or consolidation of our company with or into any other corporation, regardless of whether our company is the surviving corporation, a sale of substantially all of the assets of our company, a statutory share exchange involving our capital stock, or a dissolution or liquidation of our company, the committee may make appropriate provision for the protection of the outstanding options and SARs by substitution of options, SARs, and appropriate voting common stock of the corporation surviving any merger or consolidation in lieu of options, SARs, and capital stock of our company. At least 30 days prior to the occurrence of the fundamental change, our Board of Directors will declare and notify each holder of an option or SAR whether each option or SAR will be cancelled at the time of or immediately prior to the fundamental change in exchange for an equivalent cash payment. At such time, each option and SAR will become immediately exercisable in full and each person holding an option or SAR will have the right to exercise the option or SAR in whole or in part. If declared, each unexercised option or SAR remaining outstanding prior to the fundamental change will be cancelled.

The 2002 Plan will remain in effect until all shares subject to it are distributed, or until all awards have expired or lapsed, or until otherwise terminated by our Board of Directors. The plan is not intended to be the exclusive means by which we may issue options or warrants to acquire our common stock, stock awards, or any other type of award. To the extent permitted by applicable law and NASDAQ requirements, we may issue any other options, warrants, or awards other than pursuant to the 2002 Plan with or without stockholder approval.

2005 Stock Award Plan

During June 2005, our Board of Directors adopted our 2005 Stock Award Plan, or 2005 Plan, and the 2005 Plan was approved by our stockholders during July 2005. As of March 20, 2006, there were 386,157 options outstanding under the 2005 Plan, no shares of common stock issued upon exercise of awards granted under the 2005 Plan, and 416,485 shares remaining available for grant.

Background and Purpose

The terms of the plan provide for grants of stock options, stock appreciation rights, restricted stock, deferred stock, bonus stock, dividend equivalents, other stock related awards and performance awards that may be settled in cash, stock, or other property.

The purpose of the 2005 Plan is to assist us in attracting, motivating, retaining, and rewarding high-quality executives and other employees, officers, directors, and consultants by enabling such persons to acquire or increase a proprietary interest in our company in order to strengthen the mutuality of interests between such persons and our stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of stockholder value.

General Terms of the 2005 Plan; Shares Available for Issuance

The 2005 Plan provides for the granting of awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, shares of restricted common stock, bonus stock in lieu of obligations, or other stock-based awards to employees, directors, and independent contractors who provide valuable services to our company. The total number of shares of our common stock that may be subject to awards under the 2005 Plan is equal to 250,000 shares, plus (i) the number of shares with respect to which awards previously granted under the 2002 Plan that terminate without the issuance of the shares or where the shares are forfeited or repurchased; (ii) any shares available for grant in the share reserve of the 2002 Plan as of July 18, 2005, the date this proposal was approved by the stockholders; (iii) with respect to awards granted under the plans, the number of shares which are not issued as a result of the award being settled for cash or otherwise not issued in connection with the exercise or payment of the award; and (iv) the number of shares that are surrendered or withheld in payment of the exercise price of any award or any tax withholding requirements in connection with any award granted under the existing plans. If any award previously granted under the 2005 Plan is forfeited, terminated, canceled, surrendered, does not vest, or expires without having been exercised in full, stock not issued under such award will again be available for grant for purposes of the 2005 Plan. If any change is made in the stock subject to the 2005 Plan, or subject to any award granted under the 2005 Plan (through consolidation, spin-off, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, or otherwise), the 2005 Plan provides that appropriate adjustments will be made as to the aggregate number and type of shares available for awards, the maximum number and type of shares that may be subject to awards to any individual, the number and type of shares covered by each outstanding award, the exercise price grant price, or purchase price relating to any award, and any other aspect of any award that the Board of Directors or Compensation Committee determines appropriate.

The 2005 Plan provides that it is not intended to be the exclusive means by which we may issue options to acquire our common stock or any other type of award. To the extent permitted by applicable law and the rules and regulations of the NASDAQ National Market, we may issue other options, warrants, or awards other than pursuant to the 2005 Plan without stockholder approval.

Limitations on Awards

In the event that a dividend or other distribution (whether in cash, shares of our common stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affects our common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, the plan administrator is authorized to substitute, exchange, or adjust any of all of (1) the number and kind of shares that may be delivered under the plan, (2) the per person limitations described in the preceding paragraph, and (3) all outstanding awards, including adjustments to exercise prices of options and other affected terms of awards. The plan administrator is authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations, or accounting principles.

 Eligibility

The persons eligible to receive awards under the plan consist of directors, officers, employees, and independent contractors of our company and those of our affiliates. However, incentive stock options may be granted under the plan only to our employees, including officers, and those of our affiliates. An employee on leave of absence may be considered as still in our employ or in the employ of an affiliate for purposes of eligibility under the plan.

Administration

Our Board of Directors administers the plan, unless the Board delegates administration to a Committee, which we expect to be the Compensation Committee. However, the Compensation Committee of our Board of Directors administers the plan with respect to our senior officers. Together, our Board of Directors and the Compensation Committee are referred to as the plan administrator. The Compensation Committee members must be “non-employee directors” as defined by Rule 16b-3 of the Securities Exchange Act, “outside directors” for purposes of

Section 162(m), and independent as defined by Nasdaq or any other national securities exchange on which any of our securities may be listed for trading in the future. Subject to the terms of the plan, the plan administrator is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our common stock to which awards will relate, specify times at which awards will be exercisable or may be settled (including performance conditions that may be required as a condition thereof), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the plan, and make all other determinations that may be necessary or advisable for the administration of the plan.

Stock Options and Stock Appreciation Rights

The plan administrator is authorized to grant stock options, including both incentive stock options, which we refer to as ISOs, and nonqualified stock options. In addition, the plan administrator is authorized to grant stock appreciation rights, which entitle the participant to receive the appreciation in our common stock between the grant date and the exercise date of a stock appreciation right. The plan administrator determines the exercise price per share subject to an option and the grant price of a stock appreciation fight. However, the per share exercise price of an ISO and the per share grant price of a stock appreciation right must not be less than the fair market value of a share of our common stock on the grant date and the per share exercise price of an ISO must not be less than 100% of the fair market value of a share of our common stock on the grant date. The plan administrator generally will fix the maximum term of each option or stock appreciation right, the times at which each stock option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised stock options or stock appreciation rights on or following termination of employment or service, except that no stock option or stock appreciation fight may have a term exceeding 10 years. Stock options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the plan administrator otherwise determines will not cause us a financial accounting charge), and outstanding awards or other property having a fair market value equal to the exercise price, as the plan administrator may determine from time to time. The plan administrator determines methods of exercise and settlement and other terms of the stock appreciation rights. Stock appreciation rights under the plan may include “limited stock appreciation rights” exercisable for a stated period of time after we experience a change in control or upon the occurrence of some other event specified by the plan administrator, as discussed below.

Restricted and Deferred Stock

The plan administrator is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our common stock, which may not be sold or disposed of and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the plan administrator. A participant granted restricted stock generally has all of the rights of one of our stockholders, unless otherwise determined by the plan administrator. An award of deferred stock confers upon a participant the right to receive shares of our common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend fights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The plan administrator is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our common stock, other awards, or other property equal in value to dividends paid on a specific number of shares of our common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our common stock, awards, or otherwise as specified by the plan administrator.

Bonus Stock and Awards in Lieu of Cash Obligations

The plan administrator is authorized to grant shares of our common stock as a bonus free of restrictions for services performed for us or to grant shares of our common stock or other awards in lieu of our obligations to pay cash under the plan or other plans or compensatory arrangements, subject to such terms as the plan administrator may specify.

Federal Income Tax Consequences of Awards

The information set forth below is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules, and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The plan is not qualified under the provisions of Section 401 (a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

Generally, there is no taxation upon the grant of a nonqualified stock option. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is our employee or an employee of an affiliate, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The plan provides for the grant of stock options that qualify as “incentive stock options,” which we refer to as ISOs, as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition will be included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant stock appreciation rights separate from any other award, which we refer to as standalone stock appreciation rights, or in tandem with options, which we refer to as tandem stock appreciation rights, under the plan.

With respect to stand-alone stock appreciation rights, if the recipient receives the appreciation inherent in the stock appreciation rights in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the stock appreciation rights in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

With respect to tandem stock appreciation rights, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the stand-alone stock appreciation rights, if the recipient elects to exercise the underlying option, the recipient will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above).

Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Dividend Equivalents

Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the dividend equivalent.

Section 162 Limitations

Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m), the term “covered employee” means our Chief Executive Officer and our four highest compensated officers as of the end of a taxable year as disclosed in our filings with the SEC.

Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162 (m) deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of the Board of Directors consisting solely of “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the plan under which the award is granted is approved by stockholders. A stock option or stock appreciation right may be considered “performance-based” compensation as described in the previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

The regulations under Section 162(m) require that the directors who serve as members of the committee must be “outside directors.” The plan provides that directors serving on the committee must be “outside directors” within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) our current employees or those of one of our affiliates, (ii) our former employees or those of one of our affiliates who receive compensation for past services (other than benefits under a tax-qualified pension plan), (iii) our current and former officers or those of one of our affiliates, (iv) directors currently receiving direct or indirect remuneration from us or one of our affiliates in any capacity other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m). The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.

2005 Employee Stock Purchase Plan

We adopted our 2005 Employee Stock Purchase Plan, or ESPP, during June 2005 and our stockholders approved the ESPP during July 2005.

Principal Reasons for the Plan; General Terms

The purpose of the ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of common stock through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for our success.

The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended, or the Code.

We have reserved for issuance 210,596 shares of common stock under the ESPP. Many of our approximately 1100 employees are eligible to participate in the ESPP, as described below. As of March 20, 2006, there were 17,610 shares of common stock issued under the ESSP and 192,986 shares remaining available for issuance.

Administration

Our Board of Directors administers the ESPP and has the final power to construe and interpret both the ESPP and the rights granted under it. Our Board of Directors has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase common stock will be granted, the provisions of each offering of such rights (which need not be identical), whether employees of our company will be eligible to participate in the ESPP.

The Board has the power to delegate administration of the ESPP to a committee composed of not fewer than one member of the Board of Directors, which we expect to be the Compensation Committee. As used herein with respect to the ESPP, the “Board” refers to any committee the Board of Directors appoints or to the Board of Directors.

Stock Subject to ESPP

Originally, an aggregate of 125,000 shares of common stock was reserved for issuance under the ESPP, subject to annual increases equal to the lesser of (a) 1.5% of the shares of our common stock outstanding on the first day of the fiscal year, or (b) 100,000 shares of common stock. As a result, as of January 1, 2006, an aggregate of 210,596 shares of common stock were reserved for issuance under the ESPP. If rights granted under the ESPP expire, lapse, or otherwise terminate without being exercised, the shares of common stock not purchased under such rights again become available for issuance under the ESPP.

Offerings

The ESPP is implemented by offerings of rights to all eligible employees from time to time by the Board. The maximum length for an offering under the plan is 27 months. A participant with more than one purchase right outstanding will be deemed to fully exercise the purchase right with a lower exercise price (or an earlier-granted date if the rights have the same exercise price), unless otherwise indicated by the participant.

Eligibility

Any person who is customarily employed by us at least 20 hours per week and five months per calendar year on the first day of an offering is eligible to participate in that offering, provided such person has been employed by us for a period determined by the Board, such period not to exceed two years. Officers of our company may be eligible to participate in the ESPP, however, the Board may provide that “highly compensated” employees are not eligible to participate in the ESPP.

However, no employee is eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock representing 5% or more of the total combined voting power or value of all classes of stock of our company (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee may purchase shares of our common stock worth more than $25,000 (determined at the fair market value of the shares at the time such rights are granted) under all of our employee stock purchase plans in any calendar year. The ESPP is the only employee stock purchase plan adopted by the Board.

Participation in the Plan

Eligible employees enroll in the ESPP by delivering to us, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions during the offering, not to exceed fifteen percent (15%) of such employees’ eligible earnings during the offering period.

Purchase Price

Commencing on the effective date of the ESPP through December 31, 2005, the purchase price per share at which shares of common stock were sold in an offering under the ESPP was not less than the lesser of (i) 85% of the fair market value of one share of common stock on first day of the offering, or (ii) 85% of the fair market value of one share of common stock on the last day of the offering. Following December 31, 2005, the purchase price per share at which shares of common stock are sold in an offering under the ESPP will not be less than 95% of the fair market value of one share of common stock on the last day of the applicable offering period.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions during the offering period. At any time during the offering, a participant may reduce, increase, or terminate his or her payroll deductions as the Board provides in the offering. All payroll deductions made for a participant are credited to his or her account under the ESPP and deposited with the general funds of our company. To the extent specifically provided in the offering, a participant may make additional payments into such account.

Purchase of Stock

By executing an agreement to participate in the ESPP, the employee is entitled to purchase shares under the ESPP. In connection with offerings made under the ESPP, the Board specifies a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum aggregate number of shares of common stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of common stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically on each purchase date during an offering at the applicable price.

Withdrawal

While each participant in the ESPP is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to us a notice of withdrawal from the ESPP.

Upon any withdrawal from an offering by the employee, we will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering, and such employee’s interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee’s withdrawal from an offering will not have any effect upon such employee’s eligibility to participate in subsequent offerings under the ESPP.

Termination of Employment or other Lack of Eligibility

Rights granted pursuant to any offering under the ESPP terminate immediately upon cessation of an employee’s employment for any reason or no reason (subject to any post-employment participation period required by law) or other lack of eligibility for any reason, and we will distribute to such employee all of his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of shares of common stock on the employee’s behalf during such offering.

Restrictions on Transfer

Rights granted under the ESPP are not transferable and may be exercised only by the person to whom such rights are granted.

Adjustment Provisions

Transactions not involving receipt of consideration by us, such as a merger, consolidation, reorganization, stock dividend, or stock split, may change the type, class, and number of shares of common stock subject to the ESPP and to outstanding purchase rights. In that event, the ESPP will be appropriately adjusted in the type, class, and maximum number of shares subject to the ESPP and the outstanding purchase rights granted under the ESPP will be appropriately adjusted in the type, class, number of shares, and purchase limits of such purchase rights.

Effect of Certain Corporate Transactions

In the event of (i) the sale, lease, license, or other disposition of all or substantially all of our consolidated assets, (ii) the sale or other disposition of at least ninety percent (90%) of our outstanding securities, or (iii) certain specified types of merger, consolidation, or similar transactions (collectively, “corporate transaction”), any surviving or acquiring corporation may continue or assume rights outstanding under the ESPP or may substitute similar rights. If any surviving or acquiring corporation does not assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be used to purchase shares of common stock within twenty (20) business days prior to the corporate transaction under the ongoing offering and the participants’ rights under the ongoing offering will terminate immediately after such purchase.

Duration, Amendment, and Termination

The Board may suspend or terminate the ESPP at any time. Unless terminated earlier, the ESPP will terminate at that time that all of the shares of common stock reserved for issuance under the ESPP, as increased or adjusted from time to time, have been issued under the terms of the ESPP.

The Board may amend the ESPP at any time.  Any amendment of the ESPP, except amendments relating solely to (i) benefit the administration of the ESPP, (ii) take account of a change in legislation, or (iii) exchange control or regulatory treatment for participants or us, must be approved by the stockholders after its adoption by the Board if the amendment is necessary for the ESPP to satisfy Sections 423 of the Code or other applicable laws and regulations.

Rights granted before amendment or termination of the ESPP will not be altered or impaired by any amendment or termination of the ESPP, except (i) with consent of the employee to whom such rights were granted; or (ii) as necessary to comply with any laws or governmental regulations (including, without limitation the provisions of the Code and the regulations thereunder relating to employee stock purchase plans).

Federal Income Tax Information

Rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of Section 423 of the Code.

A participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price, or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information with respect to our common stock that may be issued upon the exercise of stock options under our stock option plans and under our ESPP as of December 31, 2005.

	(a)	(b)	(c)
Number of
Securities Remaining
	Number of	Weighted	Available for Future
	Securities to be	Average Exercise	Issuance Under
	Issued Upon Exercise	Price of	Equity Compensation
	of Outstanding	Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants,	Securities Reflected
Plan Category	and Rights	and Rights	in Column (a))

Equity Compensation Plans Approved by Stockholders	493,489	$5.61	604,907
Equity Compensation Plans Not Approved by Stockholders	—	$—	—

Total	493,489	$5.61	604,907

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

The responsibilities of the Compensation Committee include determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and other executive officers of our company and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. The Compensation Committee held one meeting during fiscal 2005. The committee reviews base salary levels for executive officers of our company at the beginning of each fiscal year and recommends actual bonuses at the end of each fiscal year based upon our company’s and individual performance.

Mr. Patterson is the Chairman of the committee, and Messrs. Bennett and Winczewski are committee members.

Philosophy

The executive compensation program of our company seeks to provide a level of compensation that is competitive with companies similar in both size and industry. The committee obtains the comparative data used to assess competitiveness from a variety of resources. Actual total compensation levels may differ from competitive levels in surveyed companies as a result of annual and long-term performance of our company, as well as individual performance. The committee uses its discretion to determine or recommend executive compensation when, in its judgment, external, internal, or an individual’s circumstances warrant.

Compensation Program

The primary components of the executive compensation program of our company consists of base salary, annual incentive bonuses, stock option grants, and executive health benefit and perquisite programs.

Base Salary

The committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In formulating these recommendations, the Chief Executive Officer considers the overall performance of our company and conducts an informal evaluation of individual officer performance. The committee makes, or recommends that the Board of Directors make, final determinations on any adjustments to the base salary for executives other than the Chief Executive Officer. The committee’s evaluation of the recommendations by the Chief Executive Officer considers the same factors outlined above and is subjective with no particular weight assigned to any one factor.

Management Bonus Program

Annual bonuses are intended to provide incentive compensation to key officers and employees who contribute substantially to the success of our company. The granting of such awards is based upon the achievement of our company’s performance objectives and predefined individual performance objectives. Individual performance objectives are developed for senior level managers and key employees early in each fiscal year. Upon the close of each fiscal year, executive management and the committee conducts an assessment of individual performance achieved versus individual performance objectives. This assessment includes individual responsibility, performance, and compensation level. Simultaneously, the board conducts an assessment of our company’s overall performance, which includes the achievement of operating results and other performance criteria. The combination of these factors determines any incentive bonuses to be paid.

Stock Option Grants

We grant stock options periodically to our employees to provide additional incentive to work to maximize long-term total return to stockholders. Under our 2005 Plan, the Board of Directors or a committee appointed by the Board is specified to act as the plan administrator. The Board has authorized the Compensation Committee to determine or make recommendations to the board regarding grants of options to senior officers of our company. In general, stock options are granted to employees at the onset of employment. If, in the opinion of the committee, the outstanding service of an existing employee merits an increase in the number of options held, the committee may elect to issue additional stock options to that employee. The vesting period of option grants is determined at the time of option grant. During fiscal 2005 we did not grant options to our executive officers.

Benefits

We provide various employee benefit programs to our executive officers, including medical, dental, life, and long-term disability insurance benefits. These benefits are generally available to all employees of our company.

Chief Executive Officer Compensation

In determining the compensation of our former Chief Executive Officer, Mr. Dempsey, the Committee considered the terms of his employment agreement, his prior employment history, knowledge of our industry, performance, and projected performance during the fiscal year. The Committee set Mr. Dempsey’s salary at an annual rate of $360,000. The Committee approved the payment of management bonus compensation to Mr. Dempsey for fiscal 2005 in accordance with his employment agreement and our management bonus program.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to each of any publicly held corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We currently intend to continue to structure the performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).

This report has been furnished by the Compensation Committee of our Board of Directors.

W. Kirk Patterson, Chairman
Frank B. Bennett
Anthony L. Winczewski

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2005, our Compensation Committee consisted of Messrs. Patterson, Bennett, and Winczewski, all non-employee directors (as defined in Rule 16b-3 under the Securities Exchange Act). None of these committee members had any contractual or other relationships with our company during such fiscal year. During fiscal 2005, and prior to our company becoming a public company, Mr. Marcus Jundt, the Chairman of the Board of Directors, served on the Compensation Committee of the Board. Mr. Jundt resigned from the Compensation Committee immediately prior to our company becoming a public company.

REPORT OF THE AUDIT COMMITTEE

Our Board of Directors has appointed an Audit Committee, consisting of three directors. All of the members of the committee are “independent” of our company and management, as independence is defined in applicable rules of NASDAQ and the SEC.

The purpose of the Audit Committee is to assist the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of our company’s independent auditor. The primary responsibilities of the committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements with management and the independent auditor. The committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, “Communication with Audit Committees,” as amended by SAS 89 and SAS 90, and Rule 2-07, “Communication with Audit Committees,” of Regulation S-X. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.

The committee discussed with the independent auditor the overall scope and plans for its audit. The committee met with the independent auditor, with and without management present, to discuss the results of the examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The committee held two meetings during the fiscal year ended December 31, 2005.

Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Our Board of Directors has adopted a written charter for the Audit Committee that reflects, among other things, requirements of the Sarbanes-Oxley Act of 2002, rules adopted by the SEC, and rules of NASDAQ. A copy of the Audit Committee charter is included as Appendix A to this proxy statement.

The report has been furnished by the Audit Committee of our Board of Directors.

Frank B. Bennett, Chairman
W. Kirk Patterson
Anthony L. Winczewski

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10 percent of a registered class of our company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than 10% stockholders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us during the fiscal year ended December 31, 2005, and written representations that no other reports were required, we believe that each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of our common stock complied with all Section 16(a) filing requirements during such fiscal year, except for Mr. Merritt, who filed one late Form 4 relating to the exercise of options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During January 2005, in consideration for his prior service to our company, including providing capital to our company and his personal guaranty of company obligations, we granted to Mr. Jundt options to purchase 40,000 shares of our common stock at an exercise price of $6.00 per share. In addition, in consideration for his service as our Chairman of the Board, during January 2005 we granted to Mr. Jundt options to purchase 20,000 shares of our common stock at an exercise price of $6.00 per share.

PERFORMANCE GRAPH

The following line graph compares cumulative total stockholder returns for the period from August 16, 2005 through December 31, 2005 for (1) our common stock; (2) the NASDAQ Stock Market (U.S.) Index; and (3) a restaurant peer group. We do not believe that an index exists with companies comparable to those of our company. We have therefore elected to include a peer group consisting of P.F. Chang’s China Bistro, Inc.; Cheesecake Factory Incorporated; McCormick & Schmick’s Seafood Restaurants, Inc.; Benihana, Inc.; BJ’s Restaurants, Inc.; Granite City Food & Brewery Ltd.; and J. Alexander’s Corporation. The graph assumes an investment of $100 on August 16, 2005, which was the first day on which our stock was listed on the NASDAQ National Market. The calculations of cumulative stockholder return on the NASDAQ Stock Market (U.S.) Index and the restaurant peer group include reinvestment of dividends, but the calculation of cumulative stockholder return on our common stock does not include reinvestment of dividends because we did not pay dividends during the measurement period. The performance shown is not necessarily indicative of future performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock on March 20, 2006, except as indicated, by (1) each director and each named executive officer of our company, (2) all directors and executive officers of our company as a group, and (3) each person known by us to own more than 5% of our common stock.

	Shares
	Beneficially
Name of Beneficial Owner	Owned(1)	Percent(2)

Directors and Executive Officers:
Marcus E. Jundt (3)	905,934	15.0%
C. Donald Dempsey	87,658	1.5%
Jason J. Merritt (4)	103,600	1.8%
Mark S. Robinow (5)	73,589	1.3%
Mark L. Bartholomay	—	—
Frank B. Bennett (6)	25,600	*
Richard J. Hauser (7)	871,466	14.5%
Douglas G. Hipskind (8)	8,000	*
W. Kirk Patterson (9)	16,400	*
Anthony L. Winczewski(10)	14,800	*
All directors and executive officers as a group (10 persons)	1,407,047	22.4%
5% Stockholders:
Kona MN, LLC(11)	700,000	11.7%
Mary Joann Jundt Irrevocable Trust(12)	540,731	9.3%
James R. Jundt(13)	303,333	5.2%
Cortina Asset Management, LLC(14)	318,293	5.5%

*	Less than one percent.

(1)	Except as otherwise indicated, each person named in the table has sole voting and investment power with respect to all common stock beneficially owned, subject to applicable community property law. Except as otherwise indicated, each person may be reached as follows: c/o Kona Grill, Inc., 7150 East Camelback Road, Suite 220, Scottsdale, Arizona 85251.

(2)	The percentages shown are calculated based on 5,791,578 shares of common stock outstanding on March 20, 2006. The numbers and percentages shown include the shares of common stock actually owned as of March 20, 2006 and the shares of common stock that the identified person or group had the right to acquire within 60 days of such date. in calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of March 20, 2006 upon the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by that person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person or group.

(3)	Mr. Marcus Jundt is the son of Mr. James R. Jundt, and Mr. Marcus Jundt is a beneficiary of the Mary Joann Jundt Irrevocable Trust. The number of shares of common stock beneficially owned by Mr. Jundt includes (a) 10,800 shares held in trust by his children, of which Mr. Marcus Jundt is not a trustee; (b) 500,000 shares of common stock beneficially owned by Kona MN, LLC, of which Mr. Marcus Jundt is a control person; (c) 200,000 shares of common stock issuable upon exercise of outstanding warrants held by Kona MN, LLC; and (d) 60,000 shares of common stock issuable upon exercise of vested stock options. The number of shares of common stock beneficially owned by Mr. Jundt does not include (i) 540,731 shares beneficially owned by the Mary Joann Jundt Irrevocable Trust; or (ii) 303,333 shares held by Mr. James R. Jundt. All shares of common stock held by Kona MN, LLC are included in the beneficial ownership for both Messrs. Jundt and Hauser.

(4)	Includes 85,000 shares of common stock issuable upon exercise of vested stock options.

(5)	Includes 71,089 shares of common stock issuable upon exercise of vested stock options.

(6)	Includes 24,600 shares of common stock issuable upon exercise of vested stock options.

(7)	Mr. Hauser is a control person of Kona MN, LLC. The number of shares of common stock beneficially owned by Mr. Hauser includes (a) 166,666 shares of common stock held by his spouse; (b) 500,000 shares of common stock held by Kona MN, LLC; (c) 200,000 shares of common stock issuable upon exercise of outstanding warrants held by Kona MN, LLC; and (d) 4,800 shares of common stock issuable upon exercise of vested stock options. All shares of common stock held by Kona MN, LLC are included in the beneficial ownership for both Messrs. Jundt and Hauser.

(8)	Includes 8,000 shares of common stock issuable upon exercise of vested stock options.

(9)	Includes 16,400 shares of common stock issuable upon exercise of vested stock options.

(10)	Includes 14,800 shares of common stock issuable upon exercise of vested stock options.

(11)	Includes 500,000 shares of common stock and 200,000 shares of common stock issuable upon exercise of outstanding warrants. Mr. Jundt and Mr. Hauser are both control persons of Kona MN, LLC and all shares of common stock held by Kona MN, LLC are included in the beneficial ownership for both Messrs. Jundt and Hauser.

(12)	All of such shares are held by the Mary Joann Jundt Irrevocable Trust, of which Mrs. Mary Joann Jundt, the mother of Mr. Marcus Jundt, is trustee. The address of the Mary Joann Jundt Irrevocable Trust is 301 Carlson Parkway, Suite 120, Minnetonka, Minnesota 55305.

(13)	Mr. James Jundt is the father of Mr. Marcus Jundt and has sole voting and dispositive power over all such shares.

(14)	Represents 318,293 shares of common stock owned by Cortina Asset Management, LLC. The address of Cortina Asset Management, LLC is 330 East Kilbourn Avenue, Suite 850, Milwaukee, Wisconsin 53202.

PROPOSAL TO APPROVE THE AMENDMENT TO OUR
CERTIFICATE OF INCORPORATION

Our Board of Directors has approved a proposal to amend our certificate of incorporation to decrease the number of authorized shares of common stock from 40,000,000 to 15,000,000, and to decrease the number of authorized shares of preferred stock from 20,000,000 to 2,000,000. Our Board of Directors recommends a vote “for” the proposed amendment to our certificate of incorporation. The full text of the proposed amendment to our certificate of incorporation is attached as Appendix B to this proxy statement. If approved by our stockholders, the proposed amendment will become effective upon the filing of the articles of amendment to our certificate of incorporation with the Secretary of State of the state of Delaware Division of Corporations, which will occur as soon as reasonably practicable.

Reasons for the Proposed Amendment

Delaware corporations pay a franchise tax based upon the number of authorized and unissued shares of stock that are permitted under the certificate of incorporation. Our number of currently authorized and unissued shares results in us approaching the maximum franchise tax of $150,000 each year. Amending our certificate of incorporation to reduce the number of authorized shares of common stock will reduce this franchise tax and save us approximately $50,000 in franchise tax each year. The amendment would (i) reduce the current amount of authorized and unissued shares to an amount our Board believes is consistent with our currently anticipated needs, and (ii) reduce the franchise tax that we pay to the state of Delaware.

Potential Effects of the Proposed Amendment

In the event that our stockholders approve the proposed amendment, we believe that we will have a sufficient number of authorized but unissued shares of our stock for issuance in connection with the exercise of employee stock options, the grant of shares under our stock plans, or in connection with future equity offerings. Accordingly, our Board of Directors will be able to act quickly in the event our company proposes to issue capital stock in the event of future equity offerings. In the meantime, by reducing the amount of authorized but unissued capital stock we will be able to achieve savings in franchise tax during periods in which we do not need the additional authorized shares.

Approval by Stockholders of the Proposed Amendment

Approval of the proposed amendment to our certificate of incorporation will require the affirmative vote of the holders of a majority of the total number of the issued and outstanding shares of our common stock. Upon approval by our stockholders, the proposed amendment will become effective upon filing of articles of amendment to our certificate of incorporation with the Secretary of State of the state of Delaware, which will occur as soon as reasonably practicable following the meeting. In the event that the proposed amendment is not approved by our stockholders at the meeting, our current certificate of incorporation will remain in effect and we will continue to pay the current levels of annual franchise tax imposed in the state of Delaware.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The firm of Ernst & Young LLP, an independent registered public accounting firm, has audited the financial statements of our company for the fiscal years ended December 31, 2004 and 2005. We have appointed Ernst & Young LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2006 and recommend that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. The Board of Directors anticipates that representatives of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

Aggregate fees billed to our company for the fiscal years ended December 31, 2004 and 2005 by Ernst & Young LLP, are as follows:

	Fiscal 2004	Fiscal 2005

Audit Fees (1)	$55,750	$144,950
Audit-Related Fees (2)	—	452,600
Tax Fees (3)	—	—
All Other Fees	—	—

Total	$55,750	$597,550

(1)	Represents fees associated with the annual audits, reviews of our quarterly reports on Form 10-Q, assistance with the review of documents filed with the SEC, and accounting consultations.

(2)	Represents fees associated with our initial public offering, and review of our documentation of internal control policies and procedures over financial reporting.

(3)	Represents fees associated with assistance in tax compliance and tax-related consultation.

Audit Committee Pre-Approval Policies

The charter of our Audit Committee provides that the duties and responsibilities of our Audit Committee include the approval in advance of any significant audit or non-audit engagement or relationship with the independent auditor, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. All of the services provided by Ernst & Young LLP described above under the captions “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by our Audit Committee pursuant to our Audit Committee’s pre-approval policies.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Any stockholder that wishes to present any proposal for stockholder action at our annual meeting of stockholders to be held in 2007 must notify us at our principal offices no later than February 3, 2007 in order for the proposal to be included in our proxy statement and form of proxy relating to that meeting. Under our bylaws, stockholders must follow certain procedures to nominate persons for election as director or to introduce an item of business at an annual meeting of stockholders.

Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2007, except in circumstances where (i) we receive notice of the proposed matter no later than February 13, 2007 and (ii) the proponent complies with the other requirements set forth in Rule 14a 4.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

Dated: March 19, 2006

APPENDIX A

KONA GRILL, INC.
CHARTER OF THE AUDIT
COMMITTEE OF THE BOARD OF DIRECTORS

Organization

The Audit Committee (the “Committee”) of Kona Grill, Inc. (the “Company”) shall be established by the Company’s Board of Directors (the “Board”) to assist the Board in fulfilling its responsibilities to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

Members

This charter governs the operations of the Committee. The Board shall annually appoint a Committee of at least three members (each a “Member”), consisting entirely of independent directors of the Board, and shall designate one Member as chairperson (the “Chair”) or delegate the authority to designate a Chair to the Committee. For purposes hereof, members shall be considered independent as long as they satisfy all of the independence requirements for Board Members as set forth in all applicable Nasdaq and U.S. Securities and Exchange Commission (“SEC”) rules.

Qualifications

Each Member of the Committee shall be financially literate, or become financially literate within a reasonable period of time, and at least one Member shall be an “audit committee financial expert,” as defined by SEC rules.

Removal and Replacement

The Members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or until their earlier resignation or removal. The Members of the Committee may be removed, with or without cause, and any vacancies filled by a majority vote of the Board.

Meetings

The Committee shall meet at least quarterly. The Committee shall meet separately, periodically, with management and the independent auditors in executive session.

Agenda

The Chair shall develop and set the Committee’s agenda, in consultation with other Members, the Board and management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the Members sufficiently in advance of each meeting to permit meaningful review. The Committee shall report quarterly to the entire Board and shall submit to the Board the minutes of its meetings.

Self-Evaluation and Assessment

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively and report to the Board the results of the self-evaluation.

The Committee shall review and reassess the charter at least annually and obtain the approval of the Board.

Purpose

The primary purpose of the Committee is to:

•	Assist the Board in its oversight responsibilities as they relate to the Company’s accounting policies and internal controls, financial reporting practices and legal and regulatory compliance, including, among other things: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) review of the independent auditors’ qualifications and independence; and (iv) the performance of the Company’s independent auditors;

•	Prepare the Audit Committee report that the SEC proxy rules require to be included in the Company’s annual proxy statement; and

•	Approve quarterly and annual financial statements (Form 10-Q and 10-K).

The Committee shall retain and compensate at the Company’s expense, with appropriate funding, such outside legal, accounting, or other advisors, as it considers necessary in discharging its oversight role.

In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors and management of the Company, and to determine that all parties are aware of their responsibilities. In discharging its oversight responsibilities, the Committee shall have unrestricted access to the Company’s management, books, records, facilities and personnel.

Duties and Responsibilities

The Committee has the responsibilities and powers set forth in this Charter. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements in accordance with generally accepted accounting principles, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for implementing and maintaining internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and internal control over financial reporting, and for reviewing the Company’s unaudited interim financial statements. The Committee’s responsibility is one of oversight and in carrying out its responsibility, the Committee is not providing any expert or other special assurance as to the Company’s financial statements. Therefore, each Member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee will take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

Independent Auditor’s Qualifications and Independence

•	The Committee shall be directly responsible for the appointment, compensation, retention, and oversight of the work of the independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the listed issuer, and the independent auditors must report directly to the Committee.

•	At least annually, the Committee shall obtain and review a report by the independent auditors with at least the lead audit partner describing: (i) the firm’s internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company (to assess the auditor’s independence).

•	After reviewing the foregoing report and the independent auditors’ work throughout the year, the Committee shall evaluate the auditors’ qualifications, performance and independence. Such evaluation should include the review and evaluation of the senior members of the independent auditors and take into account the opinions of management.

•	The Committee shall determine that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules. The Committee shall also consider, and advise the Board, whether there should be regular rotation of the independent auditor.

•	The Committee shall have the authority to pre-approve all audit and non-audit services to be provided by the independent auditors and the related fees for such services other than prohibited non-auditing services as promulgated under rules and regulations of the SEC. The Committee shall review with the lead audit partner whether any member of the audit team receives any discretionary compensation from the audit firm with respect to non-audit services performed by the independent auditor.

•	The Committee shall, at least annually, discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing and budget or compensation.

•	The Committee shall regularly review with the independent auditors any audit problems or difficulties encountered during the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or access to requested information, and management’s response. The Committee should review any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the audit firm’s national office relating to problems or difficulties encountered with respect to significant auditing or accounting issues; and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company.

•	The Committee shall: (i) annually review the experience, qualifications and performance of the senior members of the audit team; and (ii) pre-approve the hiring of any employee, or former employee, of the independent auditor who was a member of the Company’s audit team in the preceding two fiscal years.

Financial Statements and Financial Review

•	The Committee shall review and discuss the quarterly financial statements, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matter required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•	The Committee shall review and discuss the annual audited financial statements, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, with management and the independent auditors prior to the filing of the company’s Annual Report on Form 10-K. The committee’s review of the financial statements shall include: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the company’s selection or application of accounting principles, and major issues as to the adequacy of the company’s internal controls and any specific remedial actions adopted in light of material control deficiencies; (ii) discussions with management and the independent auditors regarding significant financial reporting issues and judgments made in connection with the preparation of the financial statements and the reasonableness of those judgments; (iii) consideration of the effect of regulatory accounting initiatives, as well as off-balance sheet structures on the financial statements; (iv) consideration of the judgment of both management and the independent auditors about the quality, not just the acceptability of accounting principles; and (v) the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under professional standards.

•	The Committee shall receive and review a report from the independent auditors, prior to the filing of the Company’s Annual Report on Form 10-K, on (i) all critical accounting policies and practices of the Company; (ii) all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor; and

(iii) other material written communications between the independent auditors and management. In addition, the Committee shall review with the independent auditors any audit problems or difficulties and management’s responses.

•	The Committee shall review and approve all related party transactions.

•	The Committee shall review and discuss the nature and types of presentation and information to be included in earnings press releases, and any additional financial information and earnings guidance generally provided to analysts and rating agencies with management. However, the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

•	The Committee shall review management’s assessment of the effectiveness of internal control over financial reporting as of the end of the most recent fiscal year and the independent auditors’ report on management’s assessment.

•	The Committee shall discuss with management and the independent auditors the adequacy and effectiveness of internal control over financial reporting, including any significant deficiencies or material weaknesses identified by management of the Company in connection with its required quarterly certifications under Section 302 of the Sarbanes-Oxley Act. In addition, the Committee shall discuss with management and the independent auditors any significant changes in internal control over financial reporting that are disclosed, or considered for disclosures, in the Company’s periodic filings with the SEC. The Committee shall prepare the report required by the SEC for inclusion in the Company’s proxy statement.

•	The Committee shall review with management and the independent auditor the scope, planning and staffing of the proposed audit for the current year. The Committee shall review with management and the independent auditor the quality, adequacy and effectiveness of the Company’s internal controls and any significant deficiencies or material weaknesses in the internal controls.

•	The Committee shall review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies. The Committee shall review with the Company’s counsel and Chief Financial Officer the adequacy and effectiveness of the Company’s procedures to ensure compliance with its legal and regulatory responsibilities.

•	The Committee shall meet with management to discuss guidelines and policies governing the process by which the Company assesses and manages exposure to risk and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	The Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall determine the appropriate funding needed by the Committee for payment of: (i) compensation to the independent audit firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; (ii) compensation to any advisers employed by the Committee; and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The foregoing are the general responsibilities of the Committee and are set forth only for its guidance. The Committee may diverge and may assume such other responsibilities, as it deems necessary or appropriate in carrying out its oversight functions. The Committee shall have the power to delegate its authority and duties to subcommittees or individual Members of the Committee, as it deems appropriate.

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KONA GRILL, INC.

Kona Grill, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:  That the Board of Directors of the Corporation adopted a resolution proposing and declaring advisable a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, amending the first paragraph of Article 4 thereof in its entirety to read as follows:

“The Corporation shall have the authority to issue an aggregate of 15,000,000 shares of Common Stock, each with a par value of $.01 per share (the “Common Stock”), and an aggregate of 2,000,000 shares of preferred stock, each with a par value of $.01 per share, undesignated as to terms and preferences (the “Preferred Stock”).”

SECOND:  That the aforesaid amendment was approved by the stockholders of the Corporation at a meeting duly held on May 4, 2006.

THIRD:  That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Kona Grill, Inc. has caused this Certificate of Amendment to be signed by Mark S. Robinow, its Executive Vice President, Chief Financial Officer, and Secretary, as of the           day of May, 2006.

KONA GRILL, INC.

By:	Mark S. Robinow
Executive Vice President, Chief
Financial Officer, and Secretary

B-1

KONA GRILL, INC.
2006 ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of KONA GRILL, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated March 19, 2006, and hereby appoints Marcus E. Jundt and Mark S. Robinow, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2006 Annual Meeting of Stockholders of the Company, to be held on Thursday, May 4, 2006, at 2:00 p.m., local time, at the offices of Greenberg Traurig, LLP, at 2375 E. Camelback Road, Suite 700, Phoenix, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of one Class I director to serve for a three-year term expiring in 2009; FOR approval of the amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock from 40,000,000 to 15,000,000, and to decrease the number of authorized shares of preferred stock from 20,000,000 to 2,000,000; FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006; and as said proxies deem advisable on such other matters as may come before the meeting.

A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.

☐ Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS:	FOR all nominees	☐	WITHHOLD AUTHORITY to vote	☐
		listed below.		for all nominees listed below
Nominees: Marcus E. Jundt
2.	Proposal to approve the amendment to the Company’s Certificate of Incorporation to decrease the number of authorized shares of common stock from 40,000,000 to 15,000,000, and to decrease the number of authorized shares of preferred stock from 20,000,000 to 2,000,000
FOR ☐ AGAINST ☐ABSTAIN ☐
3.	Proposal to approve the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2006
FOR ☐ AGAINST ☐ABSTAIN ☐
and upon such matters which may properly come before the meeting or any adjournment thereof

To make comments, mark here. ☐

To change your address, please mark this box. ☐

(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)
Date _ _

Share Owner sign here

Co-Owner sign here